SUBSCRIPTION AGREEMENT FOR SHARES OF
              CLASS B COMMON STOCK AND SPECIAL MEMBERSHIP INTERESTS


(Social Security of Employer Identification No.)


(Name)


(Address)



                            PRO-FAC COOPERATIVE, INC.
                    90 LINDEN OAKS, ROCHESTER, NEW YORK 14625


I hereby express my desire for membership in Pro-Fac Cooperative, Inc. ("Pro-Fac") as a Class B Member upon the following terms and conditions:

Subscription.

I hereby subscribe for shares of Class B Common Stock and a Special Membership Interest of Pro-Fac.

The number of shares of Class B Common Stock issuable to me and the value of the Special Membership Interest to be issued to me pursuant to this Subscription
Agreement has been determined by Pro-Fac in accordance with the formula described in Pro-Fac's Prospectus dated November ____, 1999 is set forth on the "Calculation and Acceptance Page" of this Subscription Agreement.

1. On __________ ____, 1999 I entered into a General Marketing Agreement with PF Acquisition II, Inc., together with an annual crop delivery agreement(s). The term of the General Marketing Agreement is for a period of three years. Under the terms of the General Marketing Agreement, beginning September 1, 1999, I am permitted to terminate the agreement upon 90 days prior written notice.

2. Under my 1999 crop delivery agreement(s) I have agreed to produce the crop(s) for delivery to Pro-Fac in the amount(s) specified below:

             CROP(S)                  BASE ACRES                        TONNAGE




3. As consideration for Pro-Fac's issuance of shares of Class B Common Stock and a Special Membership Interest to me, I hereby agree:

         a. To the cancellation of my right to terminate the General Marketing Agreement as provided in Section 10 of that agreement, and that this Subscription Agreement, when executed by both me and Pro-Fac, shall constitute an instrument modifying Section 10 of the General Marketing Agreement and that Section 10 of that agreement shall read in its entirety as follows: "10. The term of this agreement shall be for three consecutive production years."; and

         b. To the assignment of the General Marketing Agreement, my 1999 crop delivery agreement(s) and all subsequent crop delivery agreements entered into by me, as contemplated under the General Marketing Agreement, to Pro-Fac, and that from and after the date this Subscription Agreement is executed by both me and Pro-Fac, Pro-Fac shall be the successor of PF Acquisition II, Inc. as the party to those agreements and, except as provided in Subsection a. above and the substitution of Pro-Fac, such agreements and their respective terms shall remain in full force and effect.

Agreements and Representations.

1. Subject to the limitations set forth below in subsections a. and b., I hereby grant to Pro-Fac the right to repurchase all of my shares of Class B Common Stock and the Special Membership Interest issued to me pursuant to this Subscription Agreement, or otherwise owned by me, for an aggregate consideration of $5.00. Pro-Fac's right to exercise this repurchase right shall be conditioned only upon the following:

         a. In the event Pro-Fac shall exercise its right to repurchase hereunder, Pro-Fac shall repurchase all shares of Class B Common Stock and all Special Membership Interests outstanding; and

         b. Pro-Fac's right to repurchase hereunder may be exercised only within 180 days after Pro-Fac abandons or transfers its ownership interest in PF Acquisition II, Inc.

I hereby acknowledge and agree that:

         o I have not given any cash consideration for the shares of Class B Common Stock or Special Membership Interest issued to me pursuant to this Subscription Agreement; and

         o the aggregate repurchase consideration of $5.00 payable to me does not in any way reflect the current market value or par value of the shares of Class B Common Stock or Special Membership Interest; and

         o in the event Pro-Fac determines to reduce or terminate the marketing of one or more of the crops I have agreed to produce and deliver under my General Marketing Agreement and crop delivery agreement(s) then, unless and until Pro-Fac's right to repurchase hereunder shall have terminated, I will be required to hold my shares of Class B Common Stock supporting that crop or those crops, and notwithstanding any agreement or instrument to the contrary, including Pro-Fac's Bylaws, I will not be entitled to receive the par value of $5.00 per share of Class B Common Stock or the face value of my Special Membership Interest unless and until Pro-Fac's repurchase rights hereunder shall have been terminated; and

         o Pro-Fac's repurchase rights hereunder shall continue until at least June 29, 2002, and Pro-Fac's board of directors may extend such time without notice to me.

2. I was a member-grower of Agripac, Inc. on February 22, 1999.

3. I acknowledge that this Subscription Agreement and my qualifications for membership as a Class B Member must be reviewed by the board of directors of Pro-Fac and accepted by them as a condition of my membership; that the terms of this Subscription Agreement, the General Marketing Agreement and the crop delivery agreement(s) are not binding upon Pro-Fac until accepted by Pro-Fac.

4. I hereby agree, as a condition of membership, that I will take into account in determining my gross income for federal income tax purposes the stated dollar amount of all patronage dividends paid to me by Pro-Fac by means of written notices of allocation within the meaning of the pertinent provisions of the Internal Revenue Code of 1986, as amended.

5. I understand that written or oral information or representations other than those appearing in the Pro-Fac Registration Statement on Form S-2, the Prospectus dated November ___, 1999, which is a part of the Registration Statement, and the documents incorporated by reference into the Prospectus have not been authorized by Pro-Fac.

Miscellaneous

1. This subscription is and shall be irrevocable and the subscription rights represented hereby are non-transferable.

2. Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked, or canceled except by an instrument in writing signed by the party against whom any change, discharge or termination is sought.

3. This Subscription Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into and to be performed in New York State and shall be binding upon me, my heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of Pro-Fac and its successors and assigns.

5. I hereby acknowledge receipt of Pro-Fac's Prospectus dated November ___, 1999, its Form 10-K for its Fiscal Year Ended June 26, 1999, its Form 10-Q for its Fiscal Quarter Ended September 25, 1999, its Restated Certificate of Incorporation and its Bylaws. I have reviewed the foregoing documents prior to executing this application for membership.


Subscriber's Name and Signature            Print
                                                    (Subscriber's Name)

                                           Signed
(Date)                                              (Subscriber's Signature)


                                           Print
                                                    (Witness's Name)


                                           Signed
(Date)                                              (Witness)

                         Calculation and Acceptance Page
                                       For
                            ------------------------
                                  (Subscriber)


1.  Shares of Class B Common Stock at $5.00 per share (par value) approved for issuance to above subscriber:

                                                                 INVESTMENT RATE
                      BASE ACRES/   AVERAGE COMMERCIAL           (ROUNDED UP TO        SHARES OF CLASS B
   CROP(S)             TONNAGE         MARKET VALUE               NEAREST $5.00)         COMMON STOCK
                                       (FOUR YEARS)

                                                         x 25% =                /$5.00 =
     ----------    --------------  --------------------           ------------            --------------


                                                        x 25% =                 /$5.00 =
     ----------    --------------  --------------------          ------------             --------------

                                                        x 25% =                 /$5.00 =
     ----------    --------------  --------------------          ------------             --------------

                                                        x 25% =                 /$5.00 =
     ----------    --------------  --------------------          ------------             --------------

                                                        x 25% =                 /$5.00 =
     ----------    --------------  --------------------          ------------              --------------

                                                        x 25% =                 /$5.00 =
     ----------    --------------  --------------------          ------------              --------------


2.  Value of Special Membership Interest issuable to above subscriber:

    Subscriber's historic equity ownership in Agripac, Inc. = $___________.

    58% of Subscriber's historic equity ownership in Agripac, Inc. = ________,

       less total investment rate $____ ($5.00 X shares of Class B Common Stock)

    = Special Membership Interest equal to $_________.

3. Aggregate par value of Class B Common Stock and face value of Special Membership Interest equals $______________.

                     --------------------------------------

Subscription accepted by Pro-Fac Cooperative, Inc. this ___day of _______, 1999.

                  SIGNATURE                                   DATE

         PRO-FAC COOPERATIVE, INC.

By:

Name:

Title: